EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-202956) and Form S-8 (File Nos. 333-38166, 333-39584, 333-135194, 333-137857, 333-166605, 333-181922, 333-205033, and 333-208394) of Unit Corporation of our report dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 28, 2017